UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 30, 2005

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota		55075
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (651) 455-1621

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2005, the Board of Directors of Digital Angel Corporation (the “Company”), pursuant to Delaware General Corporate Law and the Bylaws of the Company, approved an increase in the authorized size of the Company’s Board of Directors from six (6) directors to seven (7) directors.  On the same date, the Board elected Barry M. Edelstein to fill the newly created vacancy on the Board as permissible under the Delaware General Corporate Law and the Bylaws of the Company. Mr. Edelstein was also elected to serve as a member on the Compensation Committee and the Government Relations Committee.

In connection with Mr. Edelstein’s election, he will receive the compensation and benefits payable to non-employee directors serving as directors and committee members. In addition, Mr. Edelstein was granted a ten-year option to purchase 100,000 shares of the Company’s common stock with an initial exercise price of $4.18 per share. The option vests in three equal installments on the first, second and third anniversaries of the option grant date. The option was granted under the Company’s 2002 Transition Stock Option Plan.

The Company issued a press release announcing the election on July 5, 2005. The press release is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K and are hereby incorporated herein by reference:

99.1                           Press release issued by Digital Angel Corporation on July 5, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

Date: July 5, 2005
	By	/s/ James P. Santelli
James P. Santelli
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Digital Angel Corporation on July 5, 2005